UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-0495050
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Elmcroft Road Stamford, Connecticut	06926-0700
(Address of Principal Executive Offices)	(Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.70% Notes Due 2043	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176957

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Pitney Bowes Inc. (the “Registrant”) registers hereunder its 6.70% Notes Due 2043 (the “Notes”). For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Registrant’s Prospectus dated September 22, 2011 (Registration No. 333-176957), as supplemented by the information under the heading “Description of the Notes” in the Registrant’s related Prospectus Supplement, dated February 26, 2012, filed by the Registrant with the Securities and Exchange Commission on November 28, 2012. Such information is incorporated herein by reference and made a part of this registration statement in its entirety.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit
4.1	Senior Debt Indenture, dated as of February 14, 2005, by and between the Registrant and Citibank N.A., as trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Form S-3 filed June 18, 2008).
4.2	First Supplemental Indenture, dated as of October 23, 2007, by and among the Registrant, The Bank of New York Mellon, successor to The Bank of New York, as successor trustee, and Citibank N.A., as resigning trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed October 24, 2007).
4.3*	Officers’ Certificate establishing the terms of the Notes, dated March 7, 2013.
4.4*	Specimen of 6.70% Senior Note Due 2043.
99.1	Prospectus relating to the Notes (incorporated by reference to the prospectus filed by the Registrant on March 7, 2013 (Registration No. 333-176957)).

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PITNEY BOWES INC.

Date: March 7, 2013	By:	/s/ Helen Shan
Name: Helen Shan
Title: Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Senior Debt Indenture, dated as of February 14, 2005, by and between the Registrant and Citibank N.A., as trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Form S-3 filed June 18, 2008).
4.2	First Supplemental Indenture, dated as of October 23, 2007, by and among the Registrant, The Bank of New York Mellon, successor to The Bank of New York, as successor trustee, and Citibank N.A., as resigning trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed October 24, 2007).
4.3*	Officers’ Certificate establishing the terms of the Notes, dated March 7, 2013.
4.4*	Specimen of 6.70% Senior Note Due 2043.
99.1	Prospectus relating to the Notes (incorporated by reference to the prospectus filed by the Registrant on March 7, 2013 (Registration No. 333-176957)).

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

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